Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements of Sorrento Therapeutics, Inc. (the “pro forma financial statements”) have been prepared for illustrative purposes only and are not necessarily indicative of what the combined companies condensed consolidated financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company. Future results may vary significantly from the results reflected because of various factors.

The following pro forma financial statements give effect to the acquisition as if the acquisition was already consummated. The historical financial statements have been adjusted in the pro forma consolidated financial statements to give effect to events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company.

The pro forma adjustments related to the acquisition are based on a preliminary purchase price allocation whereby the cost to acquire Concortis Biosystems, Corp. was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values. Actual adjustments will be based on the final purchase price and analyses of fair values of identifiable tangible and intangible assets, and estimates of the useful lives of tangible and intangible assets, which will be completed after Sorrento completes its valuation and assessment process using all available data. The final purchase price allocation will be performed using estimated fair values as of the date of the acquisition. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements and Sorrento’s future results of operations and financial position. The unaudited pro forma condensed consolidated financial statements do not reflect the realization of potential cost savings, or any related restructuring or integration costs.

The pro forma financial statements were derived from and should be read in conjunction with the historical financial statements and accompanying notes contained in the Sorrento Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2012, the Sorrento Therapeutics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and on Sorrento Therapeutics’ Form 8-K/A (Amendment No. 1) filed on September 30, 2013, which have been incorporated by reference in this Form 8-K/A.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 reflects the acquisition as if it occurred on September 30, 2013, and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 reflect the acquisition as if it occurred on January1, 2012. The pro forma financial statements reflect the following:

•	The conversion of each equivalent Concortis common share outstanding as of the effective time into the right to receive 1,331,978 Sorrento common shares valued at $11.3 million; and

•	Payment of certain supplemental bonus payments totaling $4.0 million.

Descriptions of the foregoing adjustments are presented in the notes to the pro forma financial statements provided below. The fiscal year end for the pro forma financial statements is December 31.

The merger will be accounted for as an acquisition of Concortis under the purchase method of accounting in accordance with FASB Accounting Standard Codification Subtopic 805—Business Combinations. The assets and liabilities of Concortis will be reflected at fair value on the balance sheet of the company. The fair value of the assets and liabilities is based on the estimated value of Concortis as of December 19, 2013 (the date in which Sorrento acquired Concortis). A final determination of the purchase accounting adjustments, including the allocation of fair value to the Concortis assets and liabilities, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for purposes of developing such pro forma financial statements. The pro forma financial statements do not purport to present Sorrento’s financial position or the results of operations had the transaction actually been completed as of the dates indicated. Further, these pro forma financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of the acquisition, are based on assumptions that Sorrento believes are reasonable under the circumstances, and are intended for informational purposes only. Moreover, the statements do not project Sorrento’s financial position or results of operations for any future date or period.

SORRENTO THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(in thousands)

	Historical		Pro Forma Adjustments (footnote 3)		Pro Forma Consolidated
	Sorrento	Concortis
Assets
Current assets:
Cash and cash equivalents	$6,429.7	$250.6	$(54.7)	(a)	$6,625.6
Grants and accounts receivable, prepaid expenses and other	444.1	635.4	(81.4)	(a)	998.1
Total current assets	6,873.8	886.0	(136.1)		7,623.7
Property, plant and equipment, net	1,661.6	328.4	(1.3)	(a)	1,988.7
Intangible assets, net	28,994.4	—	14,523.0	(b)	43,517.4
Other assets	452.8	14.9	—		467.7
Total assets	$37,982.6	$1,229.3	$14,385.6		$53,597.5
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other	$2,318.5	$827.6	$(102.9)	(a)	$3,043.2
Current portion of long-term debt	—	—	1,319.7	(b)	1,319.7
Total current liabilities	2,318.5	827.6	1,216.8		4,362.9
Long-term debt, less current portion	4,785.3	—	2,068.2	(b)	6,853.5
Other liabilities	—	96.6	—		96.6
Stockholders’ equity	30,878.8	305.1	(194.6)	(a)	30,989.3
			11,295.2	(b)	11,295.2
Total liabilities and stockholders’ equity	$37,982.6	$1,229.3	$14,385.6		$53,597.5

See accompanying notes

SORRENTO THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands, except share and per share information)

	Historical		Pro Forma Adjustments (footnote 3)		Pro Forma Consolidated
	Sorrento(1)	Concortis
Revenues
Grant	$583.8	$—	$—		$583.8
Sales and services	—	1,597.6	(154.8	)(a)	1,442.8
Total revenues	583.8	1,597.6	(154.8)		2,026.6
Cost of revenues	—	841.0	(26.1	)(a)	814.9
Intangibles amortization	300.9	—	270.0	(d)	570.9
			175.8	(d)	175.8
Other operating expenses	5,900.3	702.1	(129.7	)(a)	6,472.7
Operating loss	(5,617.4)	54.5	(444.8)		(6,007.7)
Interest expense	—	(3.8)	(407.4	)(c)	(411.2)
Interest and other income	7.3	6.9	—		14.2
Income taxes	—	(9.9)	—		(9.9)
Net loss	$(5,610.1)	$47.7	$(852.2)		$(6,414.6)
Net loss per share—basic and diluted	$(0.41)	$0.04			$(0.43)
Weighted average number of shares during the period—basic and diluted	13,533,949	1,331,978			14,865,927
Other comprehensive income:
Net loss	$(5,610.1)	$47.7	$(852.2)		$(6,414.6)
Foreign currency translation	—	(1.8)	—		(1.8)
Other comprehensive income (loss)	$(5,610.1)	$45.9	$(852.2)		$(6,416.4)

(1)	Per Sorrento Therapeutics’ Form 8-K/A (Amendment No. 1) filed on September 30, 2013.

See accompanying notes

SORRENTO THERAPEUTICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(in thousands, except share and per share information)

	Historical			Pro Forma Adjustments (footnote 3)		Pro Forma Consolidated
	Sorrento	IgDraSol Pre- Merger (1)	Concortis
Revenues
Grant	$359.4	$—	$—	$—		$359.4
Option fees	—	200.0	—	(200.0	)(g)	—
Sales and services	—	2,721.2	2,446.7	(347.4	)(a)	4,820.5
				(2,721.2	)(j)	(2,721.2)

Total revenues	359.4	2,921.2	2,446.7	(3,268.6)		2,458.7
Operating cost and expenses:
Cost of revenues	—	—	1,354.5	(1.1	)(a)	1,353.4
Acquired in-process research & development	1,210.0	—		(1,210.0	)(f)	—
Other operating expenses	9,374.2	4,360.9	1,012.0	(268.5	)(a)	14,478.6
				(200.0	)(g)	(200.0)
				(354.5	)(h)	(354.5)
				(2,721.2	)(j)	(2,721.2)
				(919.4	)(k)	(919.4)
Intangibles amortization	313.3	—	—	202.5	(d)	515.8
				131.8	(d)	131.8
				1,477.8	(e)	1,477.8

Total cost and operating expenses	10,897.5	4,360.9	2,366.5	(3,862.6)		13,762.3

Operating income (loss)	(10,538.1)	(1,439.7)	80.2	594.0		(11,303.6)
Interest expense	(83.0)	(84.7)	(4.2)	(248.5	)(c)	(420.4)
				76.5	(i)	76.5
Interest income	5.7	—	—	—		5.7
Other income, net	—	1,210.0	5.8	(1,210.0	)(f)	5.8

Net loss	$(10,615.4)	$(314.4)	$81.8	$(788.0)		$(11,636.0)

Net loss per share—basic and diluted	$(0.80)		$0.06			$(0.80)
Weighted average number of shares during the period—basic and diluted	13,303,581		1,331,978			14,635,559
Other comprehensive income:
Net loss	$(10,615.4)	$(314.4)	$81.8	$(788.0)		$(11,636.0)
Foreign currency translation	—	—	.9	—		.9
Other comprehensive income (loss)	$(10,615.4)	$(314.4)	$82.7	(788.0)		$(11.635.1)

(1)	Operating activity from January 1, 2013 to September 10, 2013.

See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Description of Transaction

On December 19, 2013, the Company acquired Concortis Biosystems, Corp., providing Sorrento with a comprehensive technology platform to create a new generation of homogenous antibody drug conjugates (ADCs) with site-specific toxin conjugation and consistent drug-antibody ratios. Concortis’ wholly-owned subsidiary was excluded from the acquisition. The Sorrento common shares issued to Concortis shareholders were valued at $8.48 per share, the closing price per share of Sorrento common stock as of December 18, 2013. Sorrento issued an aggregate of 1,331,978 shares of its common stock to the Concortis shareholders. Certain Concortis employees and consultants are to receive annual supplemental cash bonus payments totaling $1.0 million on December 31 of each of the years ending 2013, 2014, 2015, and 2016. The net present value of the supplemental cash bonus payments was calculated using the effective interest method, and is included in purchased intangibles. The total transaction consideration is valued at $14.7 million.

(2)	Purchase Price

Total estimated purchase price is summarized as follows:

(in thousands)
Market value of shares of Sorrento common stock issued in exchange for Concortis common stock	$11,295.2
Annual supplement cash bonus payments made to Concortis employees and consultants	3,387.9

Total estimated purchase price	$14,683.1

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on an estimate of the fair value of assets acquired and liabilities assumed:

Assets acquired:
Cash	$302.0
A/R, prepaid expenses & other	534.6
PP&E	441.5
Customer relationships	1,320.0
Technology	3,410.0
Goodwill	9,793.0

Total assets	15,801.1
Liabilities assumed:
Accounts payable and accrued expenses	1,118.0

Total estimated purchase price	$14,683.1

(3)	Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(a)	Reflects elimination of Concortis’ subsidiary excluded from the acquisition.

(b)	To record the preliminary purchase price allocation from the issuance of 1,331,978 shares of common stock to Concortis stockholders, and the net present value of supplemental cash bonus payments owed to certain employees and consultants of Concortis pursuant to the merger transaction.

(c)	To record interest expense associated with annual supplemental cash bonus payments totaling $1.0 million, payable to certain Concortis employees and consultants on December 31 of each of the years ending 2013, 2014, 2015, and 2016.

(d)	To record the estimated amortization of acquired technology being amortized over its estimated useful life of 19.4 years, and to record the estimated amortization of acquired customer relationships which will be amortized over its estimated useful life of 5 years.

(e)	To record the amortization of the Cynviloq license rights based on its estimated useful life of 17 years. The license was entered into by IgDraSol effective on October 29, 2012.

(f)	To eliminate the impact of Sorrento’s asset purchase agreement payment to IgDraSol for the purchase of Tocosol® and related technologies for a purchase price of $1,210,000. The purchase price was paid in April 2013 and was recorded as acquired in-process research and development expense by Sorrento and was recognized as revenue by IgDraSol.

(g)	To eliminate recognized option fee payment made by Sorrento to IgDraSol. IgDraSol recognized the option fee as revenue and Sorrento recorded the amortized option fee as an operating expense.

(h)	To eliminate IgDraSol’s payment of investment banking fees incurred in connection with the closing of the IgDraSol option agreement in March 2013.

(i)	To eliminate the interest expense recorded by IgDraSol on the debt paid in full by IgDraSol immediately prior to the closing of the IgDraSol merger.

(j)	To eliminate IgDraSol’s operating expenses paid by Sorrento during 2013. IgDraSol recognized the payments received as revenue and Sorrento recorded these as operating expenses.

(k)	To eliminate transaction specific related bonuses and severance paid to certain individuals of IgDraSol.